Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-214228, 333-221459, and 333-227465), as amended, and Form S-8 (File Nos. 333‑171723, 333-180142, 333‑214229, and 333-221460) of Silver Bull Resources, Inc. of our report dated January 16, 2019 relating to the audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended October 31, 2018.

/s/ Smythe LLP
Smythe LLP
Chartered Professional Accountants

Vancouver, Canada
January 16, 2019